UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2004

BPZ Energy, Inc.

(formerly Navidec, Inc.)

(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-29098	33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd, Suite 525	77079
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01     Financial Statements

The following pro-forma financial information supersedes and replaces in its entirety the information in Item 9.01(b) “Pro-Forma Financial Information” previously included in Form 8-K/A filed by Navidec, Inc. on December 6, 2004, as a result of the Company’s decision to amend and restate its financial statements.

The primary reason for the restatement was to change the accounting for the Merger with Navidec, Inc. and the commitment to spin-off Navidec Financial Services, Inc. (“NFS”) to the pre-merger shareholders of the Company.  The Company had previously concluded that the spin-off of NFS had been consummated in substance from a legal perspective prior to the Merger.  Accordingly, the previous consolidated financial statements and pro-forma combined financial information of the Company excluded its nominal ownership of NFS.  Based on the fact that NFS had not completed the final distribution of its shares to the pre-merger shareholders, the Company now concludes that its consolidated financial statements should be restated to reflect the inclusion of NFS until such time as the final distribution of NFS shares to the shareholders entitled to the spin-off shares has been completed in all respects.  The Company has restated its financial statements to account for the Merger with Navidec, Inc. under FASB 141.

The details of the accounting for the Merger and further discussion of the restatement can be found in Notes 2 and 3 to the Consolidated Financial Statements in the Company’s Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2004, which was filed on January 17, 2006.

(b)   Pro-Forma Financial Information

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro-Forma Combined Financial Statements

Basis of Presentation

On July 8, 2004, Navidec, Inc. (“Navidec”) and BPZ Energy, Inc. (“BPZ”) entered into a Merger Agreement (the “Merger Agreement”) providing for the acquisition of BPZ by Navidec in a transaction intended to qualify as a tax free share exchange.  The Merger was consummated on September 10, 2004. The Company changed its name from Navidec, Inc. to BPZ Energy, Inc. on February 4, 2005.

On the effective date of the Merger, the shareholders of BPZ received the majority of the voting interests and control of the management and Board of Directors of the combined entity.  Accordingly, for accounting purposes, the Merger was treated as a reverse acquisition of Navidec by BPZ under purchase accounting as provided in SFAS 141.  The capital structure and financial statements of the combined entity for periods prior to the Merger will be the historical capital structure and financial statements of BPZ.  Upon completion of the Merger, the officers and directors of Navidec resigned, except for the former CEO of Navidec, John R. McKowen, who remained a director.  Mr. McKowen, together with the management and the four directors of BPZ, became the executive officers and directors of the combined entity.

The Merger Agreement provided for the immediate issuance by Navidec of 9,000,000 shares of its common stock to the shareholders of BPZ and the future issuance of an additional 18,000,000 shares on an earn-out basis if the Company achieves certain reserve and production goals.  The additional earn-out shares, when issued, will be treated for accounting purposes as a stock dividend because the earn-out is payable to the former shareholders of BPZ, the accounting acquirer.  Accordingly, except for an increase in the number of common shares outstanding, no accounting entry will be required.  Should all of the earn-out shares be earned, the former shareholders of BPZ would receive, in the aggregate, 27,000,000 shares of common stock of the Company.  However the earn-out shares have not been included in the computation of weighted average shares outstanding or earnings per share as the issuance of such shares is contingent.

The Merger Agreement also provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to its then wholly-owned subsidiary, Navidec Financial Services, Inc. (“NFS”), followed by the spin-off of NFS to the pre-merger shareholders of record as of September 9, 2004, the date prior to consummation of the Merger.  Accordingly, the pre-merger shareholders of BPZ will not be entitled to receive shares of NFS.  All legal requirements for the spin-off of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission and the final distribution of the common shares of NFS to the pre-merger shareholders of the Company.  Pending such final distribution of shares, the Company remains the nominal owner of the majority of the common shares of NFS, which shares are being held by the Company for the benefit of the spin-off shareholders.  The Company intends to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but has no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.

Subsequent to the Merger, NFS has operated independently of the Company.  Each company maintains separate offices, bank accounts and management and the lines of business and operations of the two companies are completely independent.  Effective with the closing of the Merger, the Company does not control NFS and accounts for its nominal ownership in NFS under the equity method of accounting.

As part of the Merger transaction, Navidec agreed to provide through a private placement not less than $3 million or more than $6 million in additional equity capital for the operations and working capital needs of BPZ.  As of September 30, 2004, this private placement was closed with $6.0 million of total gross proceeds from the sale of 3,000,000 shares of common stock at a price of $2.00 per share.  Net proceeds of approximately $5.5 million became available for use in connection with the business operations of BPZ.

At the date of the Merger, Navidec had 3,198,368 shares of common stock outstanding, which were deemed acquired by BPZ in a one-for-one share exchange.  In addition, BPZ assumed options to purchase 1,332,076 shares of Navidec common stock, which had previously been issued to employees, directors and consultants of Navidec and were outstanding on the date of the Merger.  Under the terms of the Merger Agreement, the proceeds received from the exercise of these stock options are payable to NFS.  BPZ also assumed outstanding warrants to purchase 1,129,000 shares of Navidec common stock.  In addition, BPZ granted to NFS fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share and issued 662,149 new shares of common stock to NFS.

The BPZ stock deemed issued in connection with the acquisition was valued at $1.48 per share, which was the average closing price of Navidec’s common stock quoted on the OTCBB market during a five-day trading period beginning two trading days prior to the announcement of the Merger Agreement on July 8, 2004.  Navidec was publicly traded and had a market for its equity while BPZ-Texas was privately owned.  The stock options assumed and warrants issued or assumed were valued using the Black-Scholes model.  Inputs into the Black–Scholes valuation model for the valuation of the warrants and stock options included the exercise price and remaining term for the stock options and warrants, and a volatility factor based on historical stock prices of Navidec.

The unaudited pro-forma combined financial statements of Navidec, Inc. and Subsidiaries as of June 30, 2004, and for the year ended December 31, 2003 and the six months ended June 30, 2004, have been prepared based on the historical financial information of Navidec and BPZ, adjusted to reflect the transactions contemplated by the Merger Agreement dated July 8, 2004, as modified by the Closing Agreement dated September 8, 2004, by and between Navidec and BPZ.  Accordingly, the following transactions have been reflected in the accompanying unaudited pro-forma combined financial statements as if they had occurred on the first day of the period presented:

•      The acquisition of BPZ by Navidec as of September 10, 2004, in a transaction accounted for as a reverse merger under SFAS 141 in which the former shareholders of BPZ acquired both voting and management control of Navidec.  The purchase consideration totaled $7,498,924, consisting of (a) the fair value of the common stock deemed issued by BPZ, as the accounting acquirer, to the shareholders of Navidec and (b) the assumption by BPZ, as the accounting acquirer, of Navidec stock options and warrants outstanding.  Such stock options and warrants were recorded at fair value on the date of the Merger using the Black-Scholes model.  The following table presents the components of the purchase price consideration in the reverse merger:

Purchase Consideration

Description	Shares	Purchase Consideration
Common stock issued to Navidec shareholders	3,198,368	$4,733,585
BPZ common stock issued to Navidec Financial Services	662,149	979,980
BPZ warrants issued to Navidec Financial Services	1,500,000	705,000
Assumption of Navidec stock options	1,332,076	865,849
Assumption of Navidec warrants	1,129,000	214,510
Total purchase consideration		$7,498,924

•      The issuance in a private placement of 3,000,000 shares of common stock at $2.00 per share, for net proceeds of $5,506,807.  The completion of this private placement was a pre-condition to the Merger.

•      The conversion of $685,000 of BPZ long-term debt into 1,802,376 shares of BPZ common stock.  The conversion of this debt to common stock was a pre-condition to the Merger.

•      The accounting for the assets, liabilities and operations of Navidec Financial Services, Inc. (consisting of all of the pre-merger assets, liabilities and operations of Navidec, Inc.) under the equity method of accounting, including the reclassification of common stock and warrants of the Company held by NFS as treasury securities.

The unaudited pro forma combined financial statements presented herein are based on assumptions and do not purport to represent what the Company’s financial position or results of operations actually would have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company’s financial position or results of operations for any future period.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro-Forma Combined Balance Sheet

June 30, 2004

	Historical		Adjustments		Adjustments
		BPZ	Related to		Related to
	Navidec, Inc.	Energy, Inc.	Merger		Equity		Pro-Forma
	As Reported	As Reported	Transaction		Accounting		Combined
		(Restated)	DR (CR)		DR (CR)
Current Assets:
Cash	$262,000	$7,799	$5,506,807	(2)	$(262,000	)(4)	$5,514,606
Marketable securities	83,000	—	—		(83,000	)(4)	—
Accounts receivable, net	13,000	—	—		(13,000	)(4)	—
Prepaid expenses	31,000	—	—		(31,000	)(4)	—
Deferred financing costs	—	142,667	—		—		142,667
Other current assets	—	100,510	—		—		100,510
Total current assets	389,000	250,976	5,506,807		(389,000)		5,757,783

Property and equipment, net	31,000	—	—		(31,000	)(4)	—
Performance bond	—	200,000	—		—		200,000
Notes receivable	53,000	—	—		(53,000	)(4)	—
Deferred financing costs	—	285,333	—		—		285,333
Other non-current assets	46,000	162,890	—		(46,000	)(4)	162,890
Investment in NFS	—	—	7,498,924	(1)	(362,000	)(5)	2,371,426
					(4,765,498	)(6)
Investment in Ecuador property	—	642,000	—		—		642,000
Goodwill	189,000	—	—		(189,000	)(4)	—

Total assets	$708,000	$1,541,199	$13,005,731		$(5,835,498)		$9,419,432

Current Liabilities:
Accounts payable	$373,000	$10,476	$—		$(373,000	)(4)	$10,476
Accrued liabilities	190,000	31,600	—		(190,000	)(4)	31,600
Current portion of notes payable	253,000	391,949	—		(253,000	)(4)	391,949
Notes payable to stockholders	—	698,950	(685,000	)(3)	—		13,950
Other notes payable	—	338,975	—		—		338,975
Total current liabilities	816,000	1,471,950	(685,000)		(816,000)		786,950

Long-term debt	—	983,051	—		—		983,051

Minority interest	20,000	—	—		(20,000	)(4)	—

Stockholders’ equity (deficit):
Common stock	63,097,000	1,000	5,713,565	(1)	(63,097,000	)(4)	11,906,372
			5,506,807	(2)
			685,000	(3)
Common stock and warrants held by NFS	—	—	—		(4,765,498	)(6)	(4,765,498)
Warrants and options	813,000		—		(813,000	)(4)	—
Deferred compensation	(1,000)	—	—		1,000	(4)	—
Additional paid-in-capital	—	—	1,785,359	(1)			1,785,359
Accumulated deficit	(64,037,000)	(914,802)	—		64,037,000	(4)	(1,276,802)
					(362,000)	(5)

Total stockholders’ equity (deficit)	(128,000)	(913,802)	13,690,731		(4,999,498)		7,649,431

Total liabilities and stockholders’ equity (deficit)	$708,000	$1,541,199	$13,005,731		$(5,835,498)		$9,419,432

See accompanying notes to unaudited pro-forma combined financial statements.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro-Forma Combined Statement of Operations

For the Year Ended December 31, 2003

	Historical
		BPZ
	Navidec, Inc.	Energy, Inc.	Adjustments		Pro-Forma
	As Reported	As Reported	DR (CR)		Combined

Revenue	$977,452	$—	$(977,452	)(4)	$—
Cost of Revenue	415,396	—	(415,396	)(4)	—
Gross profit	562,056	—	(562,056)		—

Operating Expenses
Product development	123,157	—	(123,157	)(4)	—
General and administrative	1,844,132	95,096	(1,844,132	)(4)	95,096
Sales and marketing	358,858	—	(358,858	)(4)	—
Loss on impairment of assets	530,244	—	(530,244	)(4)	—
Loss on impairment of inventory	288,296	—	(288,296	)(4)	—
Non-cash stock compensation	52,885	—	(52,885	)(4)	—
Other operating expense	—	843	—		843
Taxes other than income	—	128	—		128
Depreciation and amortization	1,872,437	—	(1,872,437	)(4)	—
Total operating expenses	5,070,009	96,067	(5,070,009)		96,067)

Loss from operations	(4,507,953)	(96,067)	4,507,953		(96,067)

Other income (expense)
Interest expense	(48,254)	—	48,254	(4)	—
Minority interest	1,553	—	(1,553	)(4)	—
Gain on sale of fixed assets	85,000	—	(85,000	)(4)	—
Gain on settlement of lawsuit	224,631	—	(224,631	)(4)	—
Realized gain on investment	56,225	—	(56,225	)(4)	—
Unrealized gain on investment	50,000	—	(50,000	)(4)	—
Equity in loss of Navidec Financial Services	—	—	(4,111,476	)(5)	(4,111,476)
Other income	27,322	1,445	(27,322	)(4)	1,445
Total other income (expense)	396,477	1,445	(4,507,953)		(4,110,031)

Net loss before income taxes	(4,111,476)	(94,622)	—		(4,206,098)

Income taxes	—	—	—		—

Net loss	$(4,111,476)	$(94,622)	$—		$(4,206,098)

Basic and diluted net loss per share	$(3.28)	$(0.02)			$(0.35)

Weighted average common shares outstanding	1,252,627	4,103,454			12,104,198

See accompanying notes to unaudited pro-forma combined financial statements.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro-Forma Combined Statement of Operations

For the Six Months Ended June 30, 2004

	Historical
		BPZ
	Navidec, Inc.	Energy, Inc.	Adjustments		Pro-Forma
	as Reported	as Reported	DR (CR)		Combined
		(Restated)
Revenue	$510,000	$—	$(510,000	)(4)	$—
Cost of revenue	50,000	—	(50,000	)(4)	—
Gross profit	460,000	—	(460,000)		—

Operating expenses
General and administrative	1,136,000	436,188	(1,136,000	)(4)	436,188
Geological and geophysical	—	81,473			81,473
Non-cash stock compensation	3,000	—	(3,000	)(4)	—
Depreciation and amortization	138,000	—	(138,000	)(4)	—
Total operating expenses	1,277,000	517,661	(1,277,000)		517,661

Loss from operations	(817,000)	(517,661)	817,000		(517,661)

Other income (expense):
Interest expense	—	(31,600)			(31,600)
Gain on sale of fixed assets	18,000	—	(18,000	)(4)	—
Realized gain on investment	382,000	—	(382,000	)(4)	—
Unrealized gain on investment	8,000	—	(8,000	)(4)	—
Equity in loss of Navidec Financial Services	—	—	(362,000	)(5)	(362,000)
Other income	47,000	359	(47,000	)(4)	359
Total other income (expense)	455,000	(31,241)	(817,000)		(393,241)

Net loss before income taxes	(362,000)	(548,902)	—		(910,902)

Income taxes	—	—	—		—

Net loss	$(362,000)	$(548,902)	$—		$(910,902)

Basic and diluted loss per share	$(0.15)	$(0.13)			$(0.08)

Weighted average common shares outstanding	2,464,000	4,103,454			12,104,198

See accompanying notes to unaudited pro-forma combined financial statements.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Notes to Unaudited Pro-Forma Combined Financial Statements

The historical balance sheet of Navidec as of June 30, 2004 and the historical statement of operations for the six months then ended were derived from Navidec’s Form 10-QSB filed on August 23, 2004.  The historical statement of operations of Navidec for the year ended December 31, 2003 was derived from Navidec’s Form 10-KSB for the year ended December 31, 2003 which was filed on April 14, 2004.

The historical balance sheet of BPZ as of June 30, 2004 and the historical statement of operations for the six months then ended were derived from BPZ’s financial statements included in Navidec’s Form 8-K/A filed on December 6, 2004, as restated in the Form 10-QSB/A for the quarterly period ended June 30, 2005 filed by BPZ Energy, Inc. on January 13, 2006.  The historical statement of operations of BPZ for the year ended December 31, 2003 was derived from Navidec’s Form 8-K/A filed on December 6, 2004.

The following are the pro-forma adjustments to the accompanying unaudited pro-forma combined financial statements:

Adjustments Related to Merger Transaction (balance sheet only):

(1)   To record the aggregate purchase consideration of $7,498,924 paid to acquire Navidec on September 10, 2004 by BPZ, as the accounting acquirer.  See “Basis of Presentation,” above, for details of this consideration.

(2)   To record $5,506,807 of net proceeds received from the private placement of 3,000,000 shares of common stock.  The receipt of these private placement proceeds was a pre-condition to the Merger.

(3)   To record the conversion of $685,000 of BPZ long-term debt into 1,802,376 shares of common stock.  The retirement of this debt was a pre-condition to the Merger.

Adjustments Related to Equity Accounting (balance sheet and statements of operations):

(4)   To eliminate the assets, liabilities and results of operations of NFS (consisting of all of the pre-merger assets, liabilities and operations of Navidec, Inc.) from the combined financial statements under the equity method of accounting.

(5)   To record the net loss of NFS in the combined results of operations under the equity method of accounting.

(6)   To reclassify the common stock and warrants of the Company held by NFS as treasury stock.  As of the closing date of the Merger, NFS held 662,149 shares of the BPZ common stock valued at $3.21 per share, or $2,125,498 in the aggregate, and warrants to purchase 1,500,000 shares of BPZ common stock at an exercise price of $2.00 per share.  The warrants were valued using the Black-Scholes model at $1.76 per share on the date of the Merger, or $2,640,000 in the aggregate.  The total value of these securities on the date of the Merger was $4,765,498.  For accounting purposes, the common shares and warrants held by NFS are treated as treasury securities and are recorded as a reduction of stockholders’ equity.

Pro-Forma common shares outstanding at December 31, 2003 and June 30, 2004 consisted of the following:

	December 31, 2003	June 30, 2004
Pro-Forma Weighted Average Common Shares Outstanding:
Pre-merger outstanding common stock of BPZ Energy, Inc.	4,103,454	4,103,454
Common stock issued to Navidec shareholders and NFS	3,860,517	3,860,517
Conversion of BPZ debt to common stock	1,802,376	1,802,376
Private placement of common stock in connection with the Merger	3,000,000	3,000,000
Common stock held by NFS (treasury shares)	(662,149)	(662,149)

Pro-Forma weighted average common shares outstanding	12,104,198	12,104,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC. (formerly Navidec, Inc.) (Registrant)

Dated: January 17, 2006	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	Chief Financial Officer